UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 1, 2018
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1— Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2018, Xplore Technologies Corp. (the “Company”) and its wholly-owned subsidiaries entered into an Amendment to Loan and Security Agreement (the “Amendment”) with Bank of America, N.A., effective January 25, 2018, which amended a previously executed Loan and Security Agreement, dated April 17, 2017 (the “Loan Agreement”).

The Amendment provides additional borrowing capacity under the Loan Agreement by increasing the maximum revolver amount that the Company can borrow under the Agreement from $15,000,000 to $20,000,000.  The Amendment also adjusts certain triggers to enhanced reporting by the Company under the Agreement and extends the termination date for revolving loans under the Loan Agreement to January 25, 2021.

The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
10.1
Amendment to Loan and Security Agreement, dated as of January 25, 2018, by and among Xplore Technologies Corp, Xplore Technologies Corporation of America, Xplore Technologies International Corp. and Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:        /s/Tom Wilkinson
Name: Tom Wilkinson
Title:   Chief Executive Officer

Dated: February 1, 2018